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                                                  EXHIBIT 99.1








King World and Sony Pictures Entertainment Settle Pending Litigation; 'Hollywood Squares' Set for a Fall 1998 Launch



NEW YORK, Sept. 16 -- King World Productions, Inc. and Sony Pictures Enter-tainment today announced that they have settled their pending litigation in California Superior Court. Under the settlement, King World and Columbia TriStar Television will produce a new version of HOLLYWOOD SQUARES for first-run syndication. King World will distribute the program, which will launch as a five-day-a-week strip for premiere in the Fall of 1998.



``Today, we begin a major, new chapter in our partnership with Sony Pictures,'' declared King World Vice Chairman & CEO Michael King. ``We have agreed to bring back one of the most popular, successful and longest-runn-ing shows in the history of television. HOLLYWOOD SQUARES is a treasure, and the prospect of producing and distributing a new version of it is tremendously exciting for us, as I know it will be for the viewing pub-lic.''



``We're pleased to move forward on HOLLYWOOD SQUARES,'' stated Jon Feltheimer, President of the Columbia TriStar Television Group and Execu-tive Vice President of Sony Pictures Entertainment. ``The success we've enjoyed with WHEEL OF FORTUNE and JEOPARDY! has set a benchmark in the world of game show production and distribution. HOLLYWOOD SQUARES has the potential of becoming another franchise for our companies.''



King World is the leading worldwide distributor of first-run programming, including WHEEL OF FORTUNE, JEOPARDY! and THE OPRAH WINFREY SHOW, the three highest-rated, first-run strips in syndication. The Company produces and distributes INSIDE EDITION and AMERICAN JOURNAL, and distributes THE GERALDO RIVERA SHOW, the MR. FOOD insert and a library of feature films and television programs. It will also co-produce and distribute THE ROSEANNE SHOW, which is scheduled to premiere in September 1998. The Company's barter subsidiary, Camelot Entertainment Sales, Inc., sells national advertising time in King World and other TV programming. Another subsid-iary, King World Direct, is a worldwide, full-service, direct marketing company. WHEEL OF FORTUNE and JEOPARDY! are produced by Columbia TriStar Television, a Sony Pictures Entertainment Company. THE OPRAH WINFREY SHOW is produced by HARPO Productions, Inc. THE GERALDO RIVERA SHOW is produced by Tribune Entertainment.



Sony Pictures Entertainment's global operations encompass motion picture production and distribution, television programming and syndication, home video acquisition and distribution, operation of studio facilities, development of new entertainment technologies and distribution of filmed entertainment in 67 countries. Sony Pictures Entertainment can be found on the World Wide Web at http://www.spe.sony.com.


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                                                  EXHIBIT 99.2





King World Signs Three-Year Deals for 'Hollywood Squares' on CBS Owned & Operated Stations



NEW YORK, Sept. 16 -- On the heels of announcing an agreement with Sony Pictures Entertainment Inc. to co-produce a new version of HOLLYWOOD SQUARES for premiere in Fall '98, King World Productions, Inc. (NYSE:KWP), which is distributing the show, today announced that eleven CBS owned-and-operated stations, representing 30% of the U.S. (including New York, Los Angeles and Chicago), have made a three-year commitment to the new produc-tion for broadcast in the access or fringe time period through the 2000-2001 broadcast season.



King World is the leading worldwide distributor of first-run programming, including WHEEL OF FORTUNE, JEOPARDY! and THE OPRAH WINFREY SHOW, the three highest-rated first-run strips in syndication. The Company produces and distributes INSIDE EDITION, AMERICAN JOURNAL and distributes THE GERALDO RIVERA SHOW, the MR. FOOD insert and a library of feature films and television programs. It will also co-produce and distribute THE ROSEANNE SHOW, which is scheduled to premiere in September 1998. The Company's barter subsidiary, Camelot Entertainment Sales, Inc., sells national advertising time in King World and other TV programming. Another subsid-iary, King World Direct, is a worldwide, full-service, direct marketing company. WHEEL OF FORTUNE and JEOPARDY! are produced by Columbia TriStar Television, a Sony Pictures Entertainment company. THE OPRAH WINFREY SHOW is produced by HARPO Productions, Inc. THE GERALDO RIVERA SHOW is produced by Tribune Entertainment.



Sony Pictures Entertainment's global operations encompass motion picture production and distribution, television programming and syndication, home video acquisition and distribution, operation of studio facilities, development of new entertainment technologies and distribution of filmed entertainment in 67 countries. Sony Pictures Entertainment can be found on the World Wide Web at http://www.spe.sony.com.